                                                                   EXHIBIT 99.02
                            R.P. SCHERER CORPORATION

                                     PROXY

                           2031 WEST BIG BEAVER ROAD,
                                 P.O. BOX 7060,
                           TROY, MICHIGAN 48007-7060

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Aleksandar Erdeljan and Nicole S. Williams, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all of the shares of common stock, par value $0.01, of R.P. Scherer Corporation ("Scherer") held of record by the undersigned at the close of business on June 22, 1998, at the Special Meeting of Scherer Stockholders to be held on August 6, 1998, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 17, 1998, by and among Scherer, Cardinal Health, Inc. and GEL Acquisition Corp.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

2. Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. In their discretion, to vote upon such other business as may properly come before the meeting.

                  (continued and to be signed on reverse side)

    RECEIPT OF NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

    PLEASE SIGN AS YOUR NAME APPEARS HEREIN. IF SHARES ARE HELD JOINTLY, ALL HOLDERS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, INDICATING WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

                                           Dated:                         , 1998
                                                 -------------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                                  SIGNATURE(S) OF SHAREHOLDER(S)

                                                     VOTES MUST BE INDICATED
                                                  [X] IN BLACK OR BLUE INK. [X]

                                           SIGN, DATE AND RETURN THE PROXY CARD
                                           PROMPTLY USING THE ENCLOSED ENVELOPE.